Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-22
*CUSIP:    21988G718    Class    A-1
           21988GAU0    Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of      June 1, 2005.....                                     $0.00
      Scheduled Income received on securities.....               $2,392,779.38
      Unscheduled Income received on securities.....                     $0.00

LESS:
      Distribution to Class A-1 Holders.....                    -$2,185,643.25
      Distribution to Class A-2 Holders.....                      -$207,136.13
      Distribution to Depositor.....                                    -$0.00
      Distribution to Trustee.....                                      -$0.00
Balance as of      December 1, 2005.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      June 1, 2005.....                                     $0.00
      Scheduled Principal received on securities.....                    $0.00

LESS:
      Distribution to Holders.....                                      -$0.00
Balance as of      December 1, 2005.....                                 $0.00


            UNDERLYING SECURITIES HELD AS OF     December 1, 2005

           Principal
            Amount                          Title of Security
           ---------                        -----------------
          $57,141,000      Washington Mutual Capital I 8.375% Subordinated
                           Capital Income Securities due June 1, 2027
                           *CUSIP:       989318AA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.